UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2012
Date of Report (Date of earliest event reported)

Sharprock Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53902	98-0460379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite #140, 4651 Shell Road Richmond, British Columbia, Canada	V6X 3M3
(Address of principal executive offices)	(Zip Code)

(604) 244-8824
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2012, the board of directors of Sharprock Resources Inc. (the "Company") accepted the resignation of Daniel Kunz as Chairman of the board of directors of the Company. Concurrent with the resignation of Mr. Kunz, the board of directors (i) appointed Harpreet Sangha, the Company's current President, Chief Executive Officer, Secretary and a director, as Chairman of the board of directors of the Company and (ii) appointed Herminder Rai, the Company's current Chief Financial Officer, as a director of the Company.

As a result, the Company's current officers and directors are as follows:
Name	Position
Harpreet Sangha	President, Chief Executive Officer, Secretary and Chairman of the board of directors
Craig Alford	Director
Herminder Rai	Chief Financial Officer and a director

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SHARPROCK RESOURCES INC.
DATE: May 8, 2012	"Harpreet Sangha" Harpreet Sangha President, Chief Executive Officer, Secretary and Chairman of the board of directors

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